EXHIBIT 99.3

Ann Parker, Director	Mike Smargiassi
Investor Relations	Brainerd Communicators
605-988-1000	212-986-6667
ann.parker@lodgenet.com	smarg@braincomm.com
LODGENET ENTERS INTO DEFINITIVE AGREEMENT TO ACQUIRE ON COMMAND
Increased Scale Grows Platform to Deliver New Content,
Technology Solutions and Revenues to Lodging Industry
     SIOUX FALLS, SD, December 13, 2006 — LodgeNet Entertainment Corporation (NASDAQ:LNET) announced today it has entered into a definitive agreement with Liberty Media Corporation and its Liberty Satellite & Technology, Inc. subsidiary (together “Liberty”) to purchase all of the capital stock of Ascent Entertainment Group, Inc., the owner of 100% of the capital stock of On Command Corporation for $380 million. The purchase price will be paid at closing by the issuance of 2.05 million shares of LodgeNet common stock and $332 million in cash. Financing for the acquisition is being provided by Bear Stearns & Co. and Credit Suisse. At closing, Liberty will own approximately 9.9% of LodgeNet’s common stock. The transaction, which is expected to close in mid-2007, is subject to customary closing conditions.
     On Command Corporation, based in Denver, Colorado, provides interactive media services to approximately 830,000 hotel rooms throughout the United States, Canada, and Mexico. It also owns 80% of the capital stock of The Hotel Networks, Inc., the distributor of advertising-supported, satellite-delivered television programming to approximately 300,000 rooms throughout the United States. During 2006, On Command is expected to generate revenue of more than $225 million and Adjusted Operating Cash Flow of approximately $58 million.
     “This is a compelling transaction across all strategic, operating, and financial aspects,” said Scott C. Petersen, LodgeNet President and CEO. “This is another significant step forward in the execution of our strategy to expand our networks and integrate a broader range of solutions for our customers. On Command is an outstanding organization with an impressive array of hotel customers, products, and services. They offer an ideal fit with our organization and should provide numerous synergies while improving our ability to generate greater value for our hotel customers and their guests.”
     “We operate in a rapidly changing environment and by combining our room bases, service organizations, programming teams, and engineering expertise we can better serve our lodging customers and their guests by giving them not only the most services, but also the best services,” continued Petersen. “We believe that by combining talents of our two organizations, we can deliver on the evolving needs of our customers not only faster, but with better and more cost-effective technologies and solutions. We are dedicated to bringing value to the hotel industry through new content options and connectivity solutions for the guest and new revenue and brand marketing opportunities for hotels, brands, and their owners, managers, and franchisees. We remain committed to our disciplined financial approach to the business and believe that uniting these two companies will generate long-term value for our shareholders.”
     “We believe this transaction will better enable the delivery of a world-class, unified suite of technologies, solutions, and content for hotels and their guests,” said William Fitzgerald, Senior Vice President of Liberty Media Corporation. “Additionally, the sale of On Command shows continued progress toward our stated goal of converting non-core assets attributed to the Liberty Capital Group into cash and strategic operating businesses.”
     “As we announced today in a separate press release, PAR Capital Management, Inc., one of our longest and largest shareholders, has agreed to make an additional strategic investment in our company to support the On Command acquisition,” continued Petersen. “PAR will purchase 1,000,000 shares of common stock from LodgeNet in a private transaction for approximately $23 million.” The PAR transaction will be completed in conjunction with the closing of LodgeNet’s acquisition of On Command, and is subject to certain closing conditions.

     Bear Stearns & Co., Inc. represented LodgeNet in the transaction. Lehman Brothers, Inc. and Daniels & Associates represented Liberty Media Corporation in the transaction. Leonard Street and Deinard, P.A. acted as legal counsel for LodgeNet.
     The Company will hold a conference call on Wednesday, December 13, 2006 at 5:00pm CST. A live webcast of the teleconference will also be available via the Internet at the InterCall website http://audioevent.mshow.com/310868/. The webcast will be archived at that site for one week and can be accessed via LodgeNet’s website at www.lodgenet.com. Additionally, the Company has posted slides at its website under the investor relations, company presentation section, which will be referenced during the conference call.
About LodgeNet
     LodgeNet Entertainment Corporation (www.lodgenet.com) is the world leader in interactive TV and broadband solutions to hotels throughout the United States and Canada as well as select international markets. These services include on-demand movies, on-demand games, music and music videos, subscription sports programming, and television on-demand programming, as well as high-speed Internet access; all designed to serve the needs of the lodging industry and the traveling public. LodgeNet provides service to more than one million interactive hotel rooms and serves more than 6,000 hotel properties worldwide. LodgeNet estimates that during 2005, approximately 300 million domestic and international travelers had access to LodgeNet’s interactive television systems. In addition, LodgeNet is a leading innovator in the delivery of on-demand patient education, information, and entertainment to healthcare facilities. LodgeNet is listed on NASDAQ and trades under the symbol LNET.
About Liberty Media Corporation
     Liberty Media Corporation is a holding company that owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to two tracking stock groups: the Liberty Interactive group, which includes Liberty’s interests in QVC, Provide Commerce, BUYSEASONS, IAC/InterActiveCorp and Expedia, and the Liberty Capital group, which includes all of Liberty’s assets that are not attributed to the Liberty Interactive group, including Liberty’s interests in Starz Entertainment and News Corporation.
Forward-looking statement
     Certain statements in this press release constitute “forward-looking statements”. When used in this press release, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated free cash flow, cash earnings per share, debt ratios and synergies, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism and public health issues; competition from providers of similar services and from alternative systems for accessing in-room entertainment; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth; the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any proposed acquisition, we are subject to risks that integration costs will exceed expectations, that synergies we anticipate will not be realized, or will take longer than anticipated to realize, that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise, and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.
LodgeNet is a registered trademark of LodgeNet Entertainment Corporation. All rights reserved. Other names and brands may be claimed as the property of others.